UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue

Boston, Massachusetts 02111

(Address of principal executive offices, including zip code)

(617) 535-4766

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 29, 2006, Mr. B. Thomas Golisano, one of the five independent directors of Iron Mountain Incorporated (the “Company”), notified Mr. Arthur D. Little, Chairman of the Nominating and Governance Committee of the Company’s Board of Directors, that he seeks to retire from the Board of Directors to devote more time to his philanthropic activities and other interests, and will not stand for re-election at the annual meeting of the Company’s stockholders currently scheduled to be held on May 25, 2006. Mr. Golisano advised Mr. Little that the reasons for his decision were not the result of any disagreement with the Company.

Chairman and CEO Richard Reese stated, “Iron Mountain has been fortunate to have Mr. Golisano as a member of our Board of Directors. We wish to thank him for his nine years of service to the Company and its stockholders.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)
By: /s/ John F. Kenny, Jr.
Name: John F. Kenny, Jr.
Title: Executive Vice President and Chief Financial Officer

Date: April 4, 2006